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Preliminary Copy

                                                                   Exhibit 99.5

                           THE ARISTOTLE CORPORATION


                ANNUAL MEETING OF STOCKHOLDERS -- June 11, 2002


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned does hereby constitute and appoint John J. Crawford and Paul McDonald, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of The Aristotle Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Aristotle Corporation to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on June 11, 2002 at 9:00 a.m. local time and at any adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.


   This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the proposals listed on the reverse side and, in the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

                   (Continued and to be signed on reverse side)

                                                               SEE REVERSE SIDE

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Preliminary Copy

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Approval of the Agreement and Plan of Merger among Aristotle, Geneve Corporation, Nasco Holdings, Inc. and Nasco International, Inc.

[_]  For      [_]  Against      [_]  Abstain


2. Approval of the amendment and restatement of Aristotle's certificate of incorporation to authorize additional shares of common stock, set forth the rights of Series I and J preferred stock and change indemnification provisions.


[_]  For      [_]  Against      [_]  Abstain


3. Approval of the second amendment and restatement of Aristotle's certificate of incorporation to take effect upon the merger in order to effect certain corporate governance changes.



[_]  For      [_]  Against      [_]  Abstain



4.  Approval of the proposal to adopt Aristotle's 2002 Stock Plan.


[_]  For      [_]  Against      [_]  Abstain


5. Approval of the proposal to elect three directors for three-year terms and until their successors are duly elected and qualified.


[_]  For      [_]  Against      [_]  Abstain

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Mark here for address                     Mark here if you plan
change and note at left  [_]              to attend the meeting  [_]


Receipt of the Proxy Statement-Prospectus dated May 14 , 2002 is hereby acknowledged.


Signature:
  Date:                       Signature:            Date:

Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.